UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): March 13, 2017

COLLEGIUM PHARMACEUTICAL, INC.

(Exact Name of Registrant as Specified in Charter)

Virginia	001-37372	03-0416362
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

780 Dedham Street

Suite 800

Canton, MA 02021

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 713-3699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Collegium Pharmaceutical, Inc. (the “Company”) entered into a Controlled Equity OfferingSM Sales Agreement, dated March 13, 2017 (the “Sales Agreement”) with Cantor Fitzgerald & Co., as agent (“Cantor Fitzgerald”), pursuant to which the Company may issue and sell shares of its common stock, $0.001 par value per share, having an aggregate offering price of up to $60,000,000 (the “Shares”) on or after March 10, 2017 through Cantor Fitzgerald (the “Offering”).

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Cantor Fitzgerald may sell the Shares by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company may sell the Shares in amounts and at times to be determined by the Company from time to time subject to the terms and conditions of the Sales Agreement, but it has no obligation to sell any of the Shares in the Offering.

The Company or Cantor Fitzgerald may suspend or terminate the offering of Shares upon notice to the other party and subject to other conditions. Cantor Fitzgerald will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of NASDAQ.

The Company has agreed to pay Cantor Fitzgerald commissions for its services in acting as agent in the sale of the Shares in the amount of up to 3.0% of gross proceeds from the sale of the Shares pursuant to the Sales Agreement. The Company has also agreed to provide Cantor Fitzgerald with customary indemnification and contribution rights.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, which is attached hereto as Exhibit 1.1 and incorporated by reference herein.

Pepper Hamilton LLP, counsel to the Company, has issued a legal opinion relating to the Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

The Shares to be sold under the Sales Agreement, if any, will be issued and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No 333-213964), previously filed with the Securities and Exchange Commission (“SEC”) on October 4, 2016 and declared effective by the SEC on October 18, 2016. A prospectus supplement related to the Offering is being filed with the SEC on March 13, 2017. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

1.1	Controlled Equity OfferingSM Sales Agreement, dated March 13, 2017, by and between the Company and Cantor Fitzgerald & Co.

5.1	Opinion of Pepper Hamilton LLP, dated March 13, 2017.

23.1	Consent of Pepper Hamilton LLP (contained in Exhibit 5.1 above).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLEGIUM PHARMACEUTICAL, INC.

Date: March 13, 2017	By:	/s/ Paul Brannelly
Paul Brannelly Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Controlled Equity OfferingSM Sales Agreement, dated March 13, 2017, by and between the Company and Cantor Fitzgerald & Co.

5.1	Opinion of Pepper Hamilton LLP, dated March 13, 2017.

23.1	Consent of Pepper Hamilton LLP (contained in Exhibit 5.1 above).